UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 4, 2010

Date of Report (Date of Earliest Event Reported)

ITRON, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019

(Address of Principal Executive Offices, Zip Code)

(509) 924-9900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Itron, Inc. (the Company) held its 2010 Annual Meeting of Shareholders on May 4, 2010. Four proposals were voted upon at the annual meeting. The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on March 17, 2010. All of the proposals passed. The final results for the votes regarding each proposal are set forth below.

Proposal One: The following nominees were elected for three-year terms ending in 2013:

NOMINEE	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Thomas S. Glanville	25,305,410	1,929,174	84,626	2,892,429
Sharon L. Nelson	25,302,635	1,932,648	83,927	2,892,429
Malcolm Unsworth	24,736,323	2,496,921	85,966	2,892,429

Proposal Two: Approval of the Itron, Inc. 2010 Stock Incentive Plan.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
23,466,255	3,745,736	107,219	2,892,429

Proposal Three: Approval of the Itron, Inc. Executive Management Incentive Plan.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
26,060,818	1,149,335	109,057	2,892,429

Proposal Four: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
30,041,141	56,079	114,419	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

Dated: May 5, 2010	By:	/s/ Steven M. Helmbrecht
Steven M. Helmbrecht
Sr. Vice President and Chief Financial Officer